S:\Clients\Assurance\R\RainierInvestMgmt\03.31.01\GB\NSAR.doc
Independent Auditors' Report on Internal
  Accounting Controls
  To the Board of Trustees and Shareholders
  Rainier Investment Management Mutual Funds:
  In planning and performing our audits of the financial statements of Rainier Investment
  Management Mutual Funds (comprised of the
   Small/Mid Cap Equity, Core Equity,
  Growth Equity, Balanced and Intermediate
  Fixed Income Portfolios) for the year ended
   March 31, 2001, except for the
  Growth Equity Portfolio, which was for the
   period from June 15, 2000 (inception) to
  March 31, 2001, we considered their internal control,
  including control activities for safeguarding securities,
  in order to determine our auditing procedures for
the
financial
  statements and to comply with the requirements of
   Form N-SAR, not to provide assurance on
  internal control.
  The management of Rainier Investment Management
   Mutual Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments made by management are required to assess the expected benefits
   and related costs of controls. Generally, controls that
   are relevant to an audit pertain to the
 entity's
   objective of preparing financial
statements for
  external purposes that are fairly
presented in
   conformity with accounting principles
generally
   accepted in the United States of America.
 Those
  controls include the safeguarding of
 assets against
   unauthorized acquisition, use or
 disposition.

  Because of inherent limitations in
internal control,
  error or fraud may occur and may not
 be detected.
  Also, projection of any evaluation of
internal control
  to future periods is subject to the
risk that it may
   become inadequate because of changes
in conditions
  or that the effectiveness of the design and
   operation may deteriorate.
  Our consideration of internal control
 would not necessarily
  disclose all matters in internal control that might be
   material weaknesses under standards
established by
   the American Institute of Certified
Public Accountants.
   A material weakness is a condition
in which the design
   or operation of one or more of the
internal control
  components does not reduce to a
 relatively low level
   the risk that misstatements caused
 by error or fraud
  in amounts that would be material in
 relation to the
   financial statements being audited
may occur and
  not be detected within a timely period
 by employees
   in the normal course of performing
their assigned
   functions.  However, we noted no
matters involving
  internal control and its operation,
including controls
  for safeguarding securities, that we
consider to be
  material weaknesses as defined above
 as of
   March 31, 2001.
  This report is intended solely for
the information
   and use of management, the Board
of Trustees
   of Rainier Investment Management
 Mutual Funds
  and the Securities and Exchange
Commission and is
   not intended to be and should not
 be used by anyone
   other than these specified parties.
  May 4, 2001
  KPMG LLP